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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of American International Group, Inc. on Forms S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No. 2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No.
2-64336, No. 2-67600, No. 2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No.
2-87005, No. 2-82989, No. 2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No.
33-8495, No. 33-13874, No. 33-18073, No. 33-25291, No. 33-41643, No. 33-48996,
No. 33-57250, No. 33-60327, No. 33-60827, No. 33-62821, No. 333-21365, No.
333-48639, No. 333-58095, No. 333-70069, No. 333-74187 and 333-83813) of our
report dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in the Current Report on Form 8-K of American International Group, Inc. dated June 3, 1999, as amended, and to the reference to our firm under the headings "Financial Statements" or "Experts" included in the Prospectuses.

                                                      PricewaterhouseCoopers LLP

                                       New York, New York
                                       August 10, 1999.